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                                                                 Exhibit 10.3




                                  [OCTEL LOGO]



PRIVATE & CONFIDENTIAL





FY 1996
SENIOR EMPLOYEE AND MANAGEMENT BONUS PLAN





OCTEL COMMUNICATIONS CORPORATION
Effective July 1, 1995





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                                    FY 1996
                   SENIOR EMPLOYEE AND MANAGEMENT BONUS PLAN

                               TABLE OF CONTENTS
_____________________________________________________________________________



             1.             Plan Objectives
                                     -Purpose
                                     -Plan Design
                                     -Plan Administration
             2.             Plan Eligibility
                                     -General Eligibility Requirements
                                     -New Hires or Promotions
                                     -Termination of Employment
                                     -Minimum Required Performance Levels
             3.             Bonus Opportunity Target
                                     -General
                                     -Percentage of Base Salary
                                     -New Hires or Promotions
                                     -Inter-Company Transfers / Intra-Company
                                      Transfers
                                     -Demotions or Reclassifications
             4.             Bonus Mix
             5.             Performance Measures
             6.             Performance Modifiers
             7.             Performance Monitoring
             8.             Timing of Bonus Award Payouts
             9.             Miscellaneous

     EXHIBIT A              Financial Plan Documents
     EXHIBIT B              Individual Backsheet Calculations






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                    FY 1996 OCTEL COMMUNICATIONS CORPORATION
                   SENIOR EMPLOYEE AND MANAGEMENT BONUS PLAN
________________________________________________________________________________

1.0      PLAN OBJECTIVES

         1.1     Purpose

The purpose of the Senior Employee and Management Bonus Plan (the "Bonus Plan") is to provide performance incentives for Octel Communications Corporation (the "Company") management and other senior level employees, who, in the execution of their job responsibilities, are in a position to significantly influence the performance level of the Company.

         1.2     Plan Design

The Bonus Plan is designed to drive the achievement of:

                 .        Strategic Business Unit (SBU) results;
                 .        Regional targets;
                 .        Corporate-wide financial goals and strategic projects;
                          and
                 .        Outstanding customer satisfaction.

Performance targets by individual are directly related to those items that can be generally affected by the Bonus Plan Participant.

         1.3     Plan Administration

The Bonus Plan is approved by the Board of Directors at the beginning of each fiscal year. Subject to the review and approval of the Chairman and CEO (the "CEO"), Executive Staff members will have responsibility to review and approve:

a)       Participation levels,
b)       Target Bonuses,
c)       Functional Objectives,
d)       Year-End Evaluations, and
e)       Communication to employees regarding the Bonus Plan.





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2.0      PLAN ELIGIBILITY

         2.1     General Eligibility Requirements

In general, employees in jobs defined by job classification E12 or above are eligible to participate in the Bonus Plan. Exceptions to the policy may be approved by Human Resources and the Executive Staff member.

         2.2     New Hires or Promotions

Employees hired or promoted into bonus eligible jobs during the fiscal year are eligible to participate in the Bonus Plan. For new hires and promotions, bonus awards are prorated to reflect the amount of time, and earnings, associated with being in the bonus eligible job. See Section 3.0 - Bonus Opportunity Target.

         2.3     Termination of Employment

To be eligible to receive a bonus under the Plan, the Participant must be employed by the Company on the last working day of the period for which the bonus is to be paid (i.e., December 31st; June 30th).

A prorated payment of the bonus may be made, at the discretion of Human Resources and the Executive Staff member, if the Participant is not actively employed due to death or disability.

The Company also reserves the right to withhold payment of any or all of the bonus if a Participant is on a leave of absence for longer than nine months during the fiscal year. This will be reviewed on a case-by-case basis.

         2.4     Minimum Required Performance Levels

Further, regardless of Company performance, no bonus will be paid to a Participant if the Participant is not meeting general job requirements (a rating of "good" or better) as determined by Management at the end of the period. If the Participant does not receive a bonus because the foregoing minimum requirements are not met, the Participant may nevertheless be eligible to receive an incentive payment under the Company's Profit Sharing Plan, provided that the eligibility requirements of that plan are met.

3.0      BONUS OPPORTUNITY TARGET

         3.1     General

A target bonus is determined for each Participant based on the responsibility level and appropriate target total compensation level for the Participant at the beginning of each fiscal year. All Officer, Director and President target bonuses are subject to the review and approval of the





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Board of Directors.  All other bonus targets are subject to the review and approval of the Executive Staff Members.

         3.2     Percentage of Base Salary

Target bonuses for all participants will be expressed as a percentage of gross base salary paid during the fiscal year. For purposes of the Plan, "gross base salary" includes base salary actually paid to the Participant during the period (before taxes and other deductions). Excluded from "gross base salary" are any other bonus payments made in the current fiscal year (e.g., previous year's management bonus, "hire on" bonus, etc.).

         3.3     New Hires or Promotions

Employees hired or promoted into a bonus eligible position during the fiscal year will have a target bonus set at the minimum of the appropriate target bonus range. Since the target bonus percentage applies only to base salary paid during the eligibility period, the bonus will be automatically prorated.

         3.4     Inter-Company Transfers/ Intra-Company Transfers

Bonus calculations for Participants that transfer during the fiscal year will be determined considering the Participant's bonus plan in place at the end of the performance period. Prorated calculations to consider the bonus award that would have been earned while at different organizations will not be performed.

Participants may be reassigned to a new bonus plan at the beginning of the fiscal half year. Semi-Annual Bonus payments will be based on the Plan assigned at the end of the period. The Annual Bonus payment will be based solely on the Plan in place at the end of the fiscal year.

         3.5     Demotions or Reclassifications

Employees downgraded to non-eligible bonus positions during the fiscal year will have their bonus participation reviewed on a case-by-case basis. Since the reason for the downgrade could be voluntary or involuntary due to individual performance or business necessity, the handling of the bonus will be subject to the review and approval of Executive Staff members.





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4.0      BONUS MIX

The Bonus Plan consists of:

            Two Semi-annual Bonuses:  Based on SBU-specific, region-specific and/or Corporate financial targets.

            One Annual Bonus:         Reflects annual SBU-, region -,
                                      function - specific business and customer satisfaction targets and is paid according to quantifiable results.

5.0      PERFORMANCE MEASURES

Performance measures are selected, tailored, and defined as appropriate for each organization. Specific targets are set from which actual performance will be measured. Performance measures selected are designed to measure SBU-specific, region-specific and/or overall corporate results.

Performance measures are determined with input from each Executive Staff member and the CEO and are subject to the review and approval of the Board of Directors. The actual financial levels of performance are determined by Finance and approved by the Board of Directors.

Specific details regarding Plan targets and measures for FY 1996 are illustrated in Exhibit A (following this Plan) and varies by organization and individual. All performance measures are subject to change at the discretion of management.

6.0      PERFORMANCE MODIFIERS

Performance modifiers are used as multipliers in the Plan to quantify a particular result (i.e., below, equal or above plan). The modifiers are used to define the degree of the slope from one level to the next and are designed to reward above level performance and modify bonus payouts for below plan achievement. In addition, minimum performance thresholds are established so that no bonus is payable if performance is below the threshold. Specific details regarding the modifiers and minimum thresholds are detailed in Exhibit A following this Plan.

7.0      PERFORMANCE MONITORING

Performance results will be monitored throughout the year. If warranted, adjustments to performance objectives may be made where appropriate, subject to the review and approval of the Executive Staff and the CEO.





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8.0      TIMING OF BONUS AWARD PAYOUTS

Bonuses will be distributed to Participants as soon as practical after the close of the reporting period corresponding to the period when the bonus was earned, as follows:

                    --------------------------------------------
                          BONUS                    ACTUAL PAYOUT
                    --------------------------------------------
                     First Half Bonus              February '96
                    --------------------------------------------
                    Second Half Bonus               August '96
                    --------------------------------------------
                       Annual Bonus                 August '96
                    --------------------------------------------



9.0      MISCELLANEOUS

         9.1     Plan Amendment or Termination

The Bonus Plan is reviewed at the beginning of each fiscal year. The Bonus Plan is subject to the review, modification, and renewal by the Board of Directors at any time. Individual Plan details are subject to review and modification by the Executive Staff members at any time.

The Plan may be amended or terminated by the Company at any time, except that amendment or termination will not affect bonus payments made prior to such amendment or termination.

         9.2     Bonus Payment Discretion

All bonus payments under the Plan are subject to the discretion of the Company, and prior to distribution, pursuant to the provisions of the Plan, bonus payments may be reduced or eliminated entirely if business considerations of the Company so require.

         9.3     Termination of Employment

Participation in the Plan does not constitute an agreement to employ the Participant for any length of time, and shall not restrict the Company's right to terminate the employment of the Participant for any reason and at any time.

         9.4     Board of Director Discretion

The Board of Directors may, at its discretion, modify funding of the Plan if, in its judgment, factors causing under-achievement (or over-achievement), vis-a-vis Company goals were due to circumstances not fully related to the performance of the Plan Participants. In such cases, pro-rata bonuses for all or some of the Plan Participants may be authorized.





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